UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 18, 2018

Cloud Peak Energy Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34547	26-3088162
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

505 S. Gillette Ave., Gillette, Wyoming	82716
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (307) 687-6000

Not Applicable

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 18, 2018, Cloud Peak Energy Inc. (“Cloud Peak Energy”) announced the departure of its Executive Vice President and Chief Operating Officer, Mr. Gary Rivenes.  Mr. Rivenes’ last day as an employee of Cloud Peak Energy will be April 17, 2018.  However, effective immediately, Mr. Colin Marshall, Cloud Peak Energy’s President and Chief Executive Officer, assumed the responsibilities of Chief Operating Officer, in addition to his current role as President and Chief Executive Officer. Biographical and other information about Mr. Marshall can be found in Cloud Peak Energy’s most recent Proxy Statement filed with the U.S. Securities and Exchange Commission on March 27, 2017, which information regarding Mr. Marshall is incorporated by reference in this Form 8-K.

In connection with Mr. Rivenes’ departure, he will be entitled to receive benefits provided under existing company benefit plans and agreements, which include cash payments based on his base salary and target annual bonus, a pro rata portion of his 2018 bonus, pro rata vesting of unvested restricted stock units and potential pro rata vesting of performance share units at the end of each applicable three-year performance period, depending on actual performance during such periods.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLOUD PEAK ENERGY INC.

Date: January 18, 2018	By:	/s/ Bryan J. Pechersky
	Name:	Bryan J. Pechersky
	Title:	Executive Vice President, General Counsel, and Corporate Secretary